EXHIBIT 10.3E

Adobe Inc.
2019 Equity Incentive Plan
Restricted Stock Unit Grant Notice
(Global)
Adobe Inc. (the “Company”), pursuant to its 2019 Equity Incentive Plan (the “Plan”), hereby awards to the Participant the Restricted Stock Unit Award (the “Award”) covering the number of Restricted Stock Units set forth below. This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement, including the Appendix attached thereto (the “Award Agreement”) and the Plan, each of which are incorporated herein in their entirety. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule: [INSERT VESTING SCHEDULE]
Delivery of Shares: Subject to the limitations contained herein and the provisions of the Plan, the Company shall settle vested Restricted Stock Units by delivering to the Participant shares of Stock, as provided in Sections 3 and 5 of the Award Agreement.
Additional Terms/Acknowledgments:  The Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement, and the Plan. The Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement, and the Plan set forth the entire understanding between Participant, the Company and any other applicable Participating Company regarding the Award and supersede all prior oral and written agreements on that subject with the exception of any applicable change of control plan approved by the Company’s Board of Directors or a committee thereof and/or an applicable individual written retention agreement or severance provision between the Company, or a subsidiary of the Company and the Participant, to the extent applicable to the Participant.
ADOBE INC.

By:
Shantanu Narayen
Chief Executive Officer
Address: 345 Park Avenue San Jose, CA 95110-2704 USA

Adobe Inc.
2019 Equity Incentive Plan
Restricted Stock Unit Award Agreement

(Global)
Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Award Agreement, including the attached Appendix (“Award Agreement”), Adobe Inc. (the “Company”) has awarded you, pursuant to its 2019 Equity Incentive Plan (the “Plan”), a Restricted Stock Unit Award for the number of Restricted Stock Units as indicated in the Grant Notice. Unless otherwise defined herein or in the Grant Notice, capitalized terms shall have the meanings set forth in the Plan. Subject to adjustment and the terms and conditions as provided herein and in the Plan, each Restricted Stock Unit shall represent the right to receive one (1) share of Stock.

The details of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.Vesting.

(a)The Restricted Stock Units shall vest, if at all, as provided in the Vesting Schedule set forth in your Grant Notice, this Award Agreement and the Plan, provided that vesting shall cease upon the termination of your Service, except as otherwise set forth herein.

(b)If your Service terminates due to your death or Disability, then you will be given credit for an additional twelve (12) months of continuous Service such that the number of Restricted Stock Units that otherwise would have vested had your Service continued for an additional twelve (12) months following your termination will accelerate and become vested as of the date of your Service termination; provided, however, that in no event shall such applicable vesting exceed 100% of the number of Restricted Stock Units subject to your Award. For purposes of this provision, “Disability” shall mean your permanent and total disability within the meaning of Section 22(e)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and any applicable regulations promulgated thereunder to the extent not inconsistent with the regulations under Section 409A of the Code. Except as set forth in this Section 1(b), any Restricted Stock Units subject to the Award that have not vested at the time of your termination of Service for any or no reason will be forfeited immediately and automatically transferred to and reacquired by the Company at no cost to the Company.

(c)For purposes of the Award, your Service will be considered terminated as of the date you are no longer actively providing Service to a Participating Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where you are employed or providing Service or the terms of your employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement or determined by the Company your right to vest in the Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under labor laws in the jurisdiction where you are employed or providing Service or the terms of your employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when you are no longer actively providing Service for purposes of your Award (including whether you may still be considered to be providing Services while on a leave of absence). Any such determination by the Committee for the purposes of this Award Agreement shall have no effect upon any determination of the rights or obligations of you or the Company (or any Participating Company, as applicable) for any other purpose.

(d)The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Committee. Notwithstanding Section 5 and in accordance with Section 15, the payment of shares of Stock vesting pursuant to this Section 1 shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A.

2.Number of Restricted Stock Units and Underlying Shares of Stock.

(a)The Restricted Stock Units subject to your Award and the shares of Stock deliverable with respect to such Restricted Stock Units will be adjusted from time to time for capitalization adjustments, as provided in Section 4.2 of the Plan.

(b)Any additional Restricted Stock Units, shares of Stock, cash or other property that become subject to the Award pursuant to this Section 2 shall be subject, in a manner determined by the Committee, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares of Stock covered by your Award.

(c)Notwithstanding the provisions of this Section 2, no fractional Restricted Stock Units or rights for fractional shares of Stock shall be created pursuant to this Section 2, unless otherwise permitted under the Plan. The Board shall, in its discretion, determine an equivalent benefit for any fractional Restricted Stock Units or fractional shares that might be created by the adjustments referred to in this Section 2.

3.Payment by You. Subject to Section 11 below, and except as otherwise provided in the Grant Notice, you will not be required to make any payment to the Company with respect to your receipt of the Award, the vesting of the Restricted Stock Units, or the delivery of the shares of Stock underlying the Restricted Stock Units; provided, however, that your continued Service is required for vesting of the Restricted Stock Units as set forth in the Grant Notice and this Award Agreement.

4.Rights as a Stockholder. Neither you nor any person claiming under or through you will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock hereunder unless and until certificates representing shares of Stock (or other evidence of ownership as so designated by the Company) (either, “Certificates”) will have been issued to you pursuant to Section 5. After such issuance, you will have all the rights of a stockholder of the Company with respect to voting such shares of Stock and receipt of dividends and other distributions on such shares of Stock.

5.Delivery of Shares. Each Restricted Stock Unit represents the right to receive one share of Stock on the date that such Restricted Stock Unit vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 1, you will have no right to payment of any such Restricted Stock Units. Any Restricted Stock Units that vest in accordance with Section 1 will be paid to you in whole shares of Stock (unless the issuance of fractional shares is permitted under the Plan) as soon as practicable after vesting, but in each such case within the period thirty (30) days following the vesting date, subject to you satisfying any applicable tax withholding obligations as set forth in Section 11. In no event will you be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Award Agreement.

(a)Delivery Following Death. If you are deceased at the time that shares of Stock pursuant to Restricted Stock Units, if any, are to be delivered to you, such delivery will be made to your designated beneficiary, or if no beneficiary has survived you or been designated, or if the beneficiary designation is not enforceable and/or is not valid under the inheritance or other laws in your country (as determined by the Company in its sole discretion), to the administrator or executor of your estate. Any such transferee must furnish the Company with (i) written notice of his or her status as a transferee, and (ii) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer in the applicable country.

6.Compliance with Law. The grant of your Award and the issuance of any shares of Stock thereunder shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. You may not be issued any shares of Stock if such issuance of shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws, any other governmental regulatory body, or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. You understand that the Company is under no obligation to register or qualify the shares with the United States Securities and Exchange Commission or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Stock.

In addition, you may not be issued any shares of Stock unless (i) a registration statement under the Securities Act shall at the time of issuance be in effect with respect to the shares of Stock or (ii) in the opinion of legal counsel to the Company, the shares of Stock may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT THE SHARES OF STOCK MAY NOT BE ISSUED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. Where the Company determines that the delivery of any shares of Stock to settle this Award would violate federal securities laws or other applicable laws or rules or regulations promulgated by any governmental agency, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that delivery of shares of Stock will no longer cause such violation. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained. As a condition to the issuance of any shares of Stock pursuant to this Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Further, you agree that the Company shall have unilateral authority to amend the Plan and the Award Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Stock.

7.Restrictive Legends. The shares of Stock issued pursuant to this Award shall be endorsed with appropriate legends, if any, determined by the Company.

8.Transferability. Except to the limited extent permitted under Section 5(a), this Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privileged conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges hereby immediately will become null and void.

9.Award Not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of a Participating Company, or on the part of a Participating Company to continue such service. In addition, nothing in your Award shall obligate any Participating Company, its respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as an Employee, Director or Consultant for the Participating Company.

10.Unsecured Obligation. Your Award is unfunded, and even as to any Restricted Stock Units that vest, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Stock pursuant to this Award Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares of Stock acquired pursuant to this Award Agreement until such shares of Stock are issued to you pursuant to this Award Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the shares of Stock so issued. Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

11.Tax Obligations.

(a)General. Regardless of any action taken by the Company or any other Participating Company with respect to any or all federal, state, local and foreign income, employment, social insurance, payroll taxes, payment on account or other taxes related to your participation in the Plan and legally applicable to you or deemed by the Company to be an appropriate charge to you even if technically due by a Participating Company (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or any other Participating Company. You further acknowledge that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your Award, including, but not limited to, the grant, vesting or settlement of this Award, subsequent sale of Stock acquired pursuant to this Award, or the receipt of any dividends and/or Dividend Equivalents and (ii) does not commit to and is under no obligation to structure the terms of the grant or any other aspect of your Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction, as applicable, you acknowledge that any Participating Company you are providing (or have provided) Service to may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Withholding Arrangements. Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Participating Company Group to satisfy all Tax-Related Items. In this regard, you hereby authorize the applicable Participating Company, or its respective agents, in their sole discretion and subject to any limitations under applicable law, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following means:

i.withholding of that number of whole vested shares of Stock otherwise deliverable to you pursuant to this Award Agreement having a Fair Market Value not in excess of the amount of the withholding obligation for Tax-Related Items determined by the Company after considering required withholding rates and to the extent permitted under the Plan, the Company may determine such amount by considering other applicable withholding rates up to the maximum rate applicable in your jurisdiction. For tax purposes, you are deemed to have been issued the full number of shares of Stock subject to the vested Award, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items;

ii.withholding from proceeds of the sale of shares of Stock acquired upon vesting/settlement of the Award either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization, without further consent);

iii.tender by you of a payment in cash or check to the applicable Participating Company of any amount of the Tax-Related Items;

iv.withholding by any Participating Company of any amount of the Tax-Related Items from your salary, wages or any other cash compensation owed to you by any Participating Company;

v.in the event this Award is settled in whole or in part in cash, withholding from the cash to be distributed to you in settlement of this Award; and/or

vi.any other method approved by the Company, to the extent permitted by applicable law and under the terms of the Plan.

(c)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other withholding rates, including maximum withholding rates in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in shares of Stock), or, if not refunded, you may seek a refund from the applicable tax authorities. In the event of under-withholding, you may be required to pay additional Tax-Related Items directly to the applicable tax authorities or to a Participating Company.

(d)You shall pay to the applicable Participating Company any amount of Tax-Related Items that the Participating Company may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company shall have no obligation to issue or deliver shares, cash or the proceeds of the sale of Stock until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.

(e) Notwithstanding the foregoing, if you are subject to Section 16 of the Exchange Act, the Company will withhold using the method described under 12(b)(i) above unless the use of such withholding method is problematic under applicable laws or has materially adverse accounting consequences, in which case the Committee (as constituted to satisfy the requirements of Exchange Act Rule 16b-3) shall determine which of the other methods described in Section 11(b) above shall be used to satisfy the withholding obligation for Tax-Related Items.

12.Nature of Award. In accepting your Award, you acknowledge, understand and agree that:

(a)the Plan is established voluntarily by the Company; it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan, in accordance with Section 14 of the Plan;

(b)the grant of your Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted in the past;

(c)all decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company;

(d)the Award and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with any Participating Company and shall not interfere with any ability of any applicable Participating Company to terminate your employment or service relationship (if any);

(e)you are voluntarily participating in the Plan;

(f)the Award and the shares of Stock subject to the Award, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g)the Award and the shares of Stock subject to the Award, and the income from and value of same, are not part of normal or expected compensation or salary for purposes, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(h)the future value of the underlying shares of Stock subject to your Award is unknown, indeterminable and cannot be predicted with certainty;

(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of your Service with any Participating Company (for any reason whatsoever, whether or not later found to be invalid or in breach of labor laws in the jurisdiction where you are employed or providing Service or the terms of your employment or service agreement, if any);

(j)unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Award Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;

(k)unless otherwise agreed with the Company, the Award and the shares of Stock subject to the Award, and any income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of any Subsidiary Corporation; and

(l)the Participating Company Group shall not be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Award or of any amounts due to you pursuant to the settlement of the Award or the subsequent sale of any shares of Stock acquired upon settlement.

13.Delivery of Documents and Notices. Any document relating to participating in the Plan or this Award and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, or with a nationally recognized courier designating express or expedited service with evidence of delivery, addressed to the other party at the e-mail address, if any, provided for you by the Company or a Participating Company or at such other address as such party may designate in writing from time to time to the other party.

(a)Description of Electronic Delivery. The Plan and Award documents, which may include but do not necessarily include the Plan prospectus, Grant Notice, Award Agreement, Certificates, and United States financial reports of the Company, may be delivered to you electronically by the Company or a third party designated by the Company. Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Committee’s discretion.

(b)Consent to Electronic Delivery. You acknowledge that you have read Section 13 and consent to the electronic delivery of the Plan and Award documents by the Company or a third party designated by the Company and agree to participate in the Plan through any online or electronic system established and maintained by the Company or a third party designated by the Company, as described in Section 13. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at equity@adobe.com. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide the Company or any designated third party with a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at equity@adobe.com. Finally, you understand that you are not required to consent to electronic delivery.

14.Data Privacy Consent. You understand that the Participating Company Group holds certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social insurance number (to the extent permitted under applicable law), passport or other identification number, salary or details regarding compensation, nationality, job title, any shares of Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (all “Data”), for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data will be transferred to E*TRADE Financial Corporate Services, Inc. and/or E*TRADE Securities, LLC (“E*TRADE”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting AskPrivacy@adobe.com. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view or access Data or require it to be provided to another company, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting AskPrivacy@adobe.com.

If you are an employee of or providing Service to an affiliate of the Company in the European Economic Area, or Switzerland or the United Kingdom (collectively, “EEA+”), the grant of consent below is not relevant to you. The Company (and other authorized recipients of the Data) process the Data for the purpose of implementing, administering and managing the Plan; this is necessary in order to perform Company's contractual obligations under this Award Agreement. If you do not provide Data required for this purpose, Company will not be able to perform its obligations under this Award Agreement and this may affect your ability to participate in the Plan. The Company and E*TRADE have entered into standard contract clauses, in the form authorized by the European Commission, with its affiliates in the European Economic Area in order to provide adequate protection for Data. The Company is the controller responsible for the Data processing described above and can be contacted at 345 Park Avenue, San Jose, California 95110 USA, or AskPrivacy@adobe.com. You are entitled to complain to an EEA data protection authority in the country where you live, work, or believe any breach of data protection law has occurred.

Unless you are employee of or providing Service to an affiliate of the Company in the EEA+, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your Data by and among the members of the Participating Company Group and by E*TRADE and any other company selected by Company to assist it in administering the Plan, for the exclusive purpose of implementing, administering and managing your participation in the Plan. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the applicable Participating Company will not be affected: the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant Restricted Stock Units or other equity to you awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact AskPrivacy@adobe.com.

15.Application of Section 409A (Only Applicable to U.S. Taxpayers). Absent a proper deferral election, it is intended that all of the benefits and payments provided under this Award satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under the “short-term deferral” rule set forth in United States Treasury Regulation Section 1.409A1(b)(4), and this Award will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, this Award and the payments and benefits to be provided hereunder are intended to, and will be construed and implemented so as to, comply in all respects with the applicable provisions of Code Section 409A, and any provisions calling for payments on a termination of employment or other service shall be read to mean a “separation from service” (as defined under Treasury Regulation Section 1.409-1(h) without reference to alternative definitions thereunder). For purposes of Code Section 409A, each payment, installment and benefit under this Award is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A2(b)(2). Notwithstanding any other provision of this Award, to the extent that (i) one or more of the payments or benefits received or to be received by you upon “separation from service” pursuant to this Plan would constitute deferred compensation subject to the requirements of Code Section 409A, and (ii) you are a “specified employee” within the meaning of Code Section 409A at the time of separation from service, then to the extent delayed commencement of any portion of such payments or benefits is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments and benefits shall not be provided to you prior to the earliest of (a) the expiration of the six-month period measured from the date of separation from service, (b) the date of your death or (c) such earlier date as permitted under Section 409A without the imposition of adverse taxation on you. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments and benefits deferred pursuant to this paragraph shall be paid in a lump sum to you, and any remaining payments and benefits due shall be paid as otherwise provided herein.

16.Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, the Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

17.Committee Authority. The Committee will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon you, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

18.Headings. The headings of the Sections in this Award Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Award Agreement or to affect the meaning of this Award Agreement.

19.Miscellaneous.

(a)The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

20.Agreement Severable. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21.Governing Plan Document. Your Award is subject to all the provisions of the Plan, which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between one or more provisions of your Award Agreement and one or more provisions of the Plan, the provisions of the Plan shall control.

22.Applicable Law and Venue. The Award and the provisions of this Award Agreement shall be governed by, and subject to, the laws of the State of California, United States of America. For purposes of any action, lawsuit or other proceedings brought to enforce this Award Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of Santa Clara County, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

23.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Stock. You understand and agree that you should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

24.Language. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the provisions of this Award Agreement and the Plan. If you received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

25.Appendix. Notwithstanding any provisions in this Award Agreement, the Award shall be subject to any special terms and conditions for your country set forth in the Appendix to this Award Agreement (“Exhibit A” for Employees and “Exhibit B” for Consultants). Moreover, if you relocate to one of the countries included in the Appendix or to a country not included in the Appendix, the special terms and conditions for such country set forth in the Appendix (or other terms and conditions) may apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement. In accepting the Award, you acknowledge receipt of, understand and agree to the additional terms and conditions included in the Appendix.

26.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

27.Waiver. You acknowledge that a waiver by the Company of a breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by you or another Participant.

28.Insider Trading Restrictions/Market Abuse Laws. You acknowledge that you may be subject to insider-trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and your country of residence, which may affect your ability to acquire, sell or attempt to sell or otherwise dispose of shares of Stock or rights to shares of Stock (e.g., the Award) during such times as you are considered to have “inside information” regarding the Company as defined in the laws or regulations in applicable jurisdictions. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You should consult your personal legal advisor for further details regarding any insider trading restrictions and/or market-abuse laws in your country.

29.Foreign Asset/Account Reporting Requirements and Exchange Controls. Your country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect your ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Stock) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations, and you should consult your personal legal advisor for any details.

Appendix to
Adobe Inc.
2019 Equity Incentive Plan
Restricted Stock Unit Award Agreement

(Global)

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Award Agreement or the Plan.

This Appendix includes additional terms and conditions that govern the Award granted to you under the Plan if you work and/or reside in any of the countries listed below. Exhibit A includes such provisions for Employees while Exhibit B includes such provisions for Consultants. The Appendix is part of the Award Agreement. To the extent there are any inconsistencies between these additional terms and conditions and those set forth in the main body of the Award Agreement, these terms and conditions shall prevail.

If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer employment, service and/or residency to another country after the Date of Grant, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you.

This Appendix also includes information regarding exchange control and certain other issues which you should be aware with respect to your participation in the Plan. Exhibit A includes such information for Employees while Exhibit B includes such information for Consultants. The information is based on the securities, exchange control and other laws in effect in the respective countries as of November 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you do not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time your Award vests or you sell shares of Stock acquired under the Plan.

In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the country in which you are residing and/or working, or you transfer employment, service or residency after the Award is granted to you, or are considered a resident of another country for local law purposes, the information contained in this Appendix may not be applicable to you in the same manner.

Exhibit A
Country-Specific Terms and Conditions for Employees Outside the United States
***
Armenia
There are no country-specific provisions.
Australia
Australian Offer Document
The Award is intended to comply with the provisions of the Corporations Act 2001, Australian Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order 14/1000. Additional details are set forth in the Offer Document for the Award, attached hereto as Exhibit A-I. Your right to participate in the Plan and receive the Award under the Plan is subject to the terms and conditions as stated in the Offer Document, the Plan and the Award Agreement.

Tax Information
The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to conditions in that Act).
Exchange Control Information
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf.
Austria
Exchange Control Information
Austrian residents who hold shares of Stock obtained through the Plan outside Austria may be required to submit reports to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the shares of Stock as of any given quarter meets or exceeds €30,000,000; and (ii) on an annual basis if the value of the shares of Stock as of December 31 meets or exceeds €5,000,000. The quarterly reporting date is as of the last day of the respective quarter; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.
In addition, when the shares of Stock are sold, Austrian residents may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside Austria. If the transaction volume of all accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month.
Belgium
Foreign Asset/Account Reporting Information
Belgian residents are required to report any securities (e.g., shares of Stock acquired under the Plan) or bank accounts (including brokerage accounts) held outside Belgium on their annual tax return. In a separate report, Belgian residents are required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption.

Brazil
Nature of Award
This provision supplements Section 12 of the Award Agreement:
By accepting this Award, you acknowledge, understand and agree that (i) you are making an investment decision and (ii) the value of the underlying Shares of Stock is not fixed and may increase or decrease without compensation to you.
Compliance with Laws
By accepting this Award, you acknowledge your agreement to comply with applicable Brazilian laws and pay any and all Tax-Related Items associated with the vesting of your Award, the sale of the shares of Stock acquired pursuant to the Plan and the receipt of any dividends.
Exchange Control Information
You must prepare and submit a declaration of assets and rights held outside of Brazil to the Central Bank if you hold assets or rights valued at more than US$100,000. The assets and rights that must be reported include shares of Stock.
Canada
Delivery of Shares
This provision supplements Section 5 of the Award Agreement:
Notwithstanding any discretion referred to in Section 3.3(e) of the Plan, the Restricted Stock Units granted to Participants in Canada do not represent the right to receive a cash payment equal to the value of the shares of Stock, or a combination of cash and shares of Stock; vested Restricted Stock Units will be paid to Participants in Canada in shares of Stock only.
Securities Law Information
You acknowledge and agree that you are permitted to sell shares of Stock acquired under the Plan through E*TRADE or such other broker designated under the Plan, provided that such sale takes place outside of Canada through the facilities of a stock exchange on which the Company’s shares of Stock are listed. The Company’s shares of Stock are currently traded on the Nasdaq Global Select Market which is located outside of Canada, under the ticker symbol “ADBE” and shares of Stock acquired under the Plan may be sold through this exchange.
Termination of Service
This provision replaces Section 1(c) of the Award Agreement:
For purposes of the Award, your Service will terminate, and your right (if any) to earn, seek damages in lieu of, or otherwise be paid any portion of the Restricted Stock Units pursuant to this Award Agreement, will be measured by, the date that is the earlier of:
i.the date your employment with the Participating Company is terminated, whether by you, by the Participating Company, or by way of contractual frustration; and
ii.the date you receive written notice of termination from the Participating Company;
regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, you will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which your right to vest terminates, nor will you be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, your right to vest in the Restricted Stock Units, if any, will terminate effective upon the expiry of your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting. In any event, if your employment agreement is contractually frustrated due to illness, injury or disability, and employment standards legislation explicitly requires continued vesting during a statutory notice period, then the additional vesting provided under Section 1(b) is deemed to be inclusive of any entitlements that arise during the applicable statutory notice period.
Any such determination by the Committee for the purposes of this Award Agreement shall have no effect upon any determination of the rights or obligations of you or the Company (or any Participating Company, as applicable) for any other purpose.
Nature of Award
This provision replaces Section 12(g) of the Award Agreement:
the Award and the shares of Stock subject to the Award, and the income from and value of same, are not part of normal or expected compensation or salary for purposes, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments, except to the extent explicitly required under employment standards legislation;
Foreign Asset/Account Reporting Information
You may be required to report foreign specified property (including shares of Stock and rights to shares of Stock such as Restricted Stock Units) on form T1135 (Foreign Income Verification Statement) if the total cost of your foreign specified property exceeds C$100,000 at any time in the year. If applicable, the form must be filed by April 30 of the following year. When shares of Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the Stock. The ACB ordinarily would equal the fair market value of the Stock at the time of acquisition, but if you own other shares of Stock of the same company, this ACB may have to be leveraged with the ACB of the other Stock. Please refer to form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details.
The following provisions will apply if you are a resident of Quebec:
Language Acceptance
In accepting your Award, you hereby agree that this Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be provided to you in English only.
Acceptation de Langue
En acceptant votre attribution d’unités d’actions assujetties à des restrictions (the « Award »), vous convenez par les présentes que cette convention, ainsi que tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention soient rédigés uniquement en anglais.
Data Privacy
This provision supplements Section 14 of the Award Agreement:
You hereby authorize the Participating Company Group and their representatives to discuss with, and obtain from, personnel, professional or not, involved in the administration and operation of the Plan, all relevant information that is necessary for the purposes of administering the Plan,. You further authorize the Participating Company Group to disclose and discuss the Plan with their advisors. You further authorize the Participating Company Group to record such information and to keep such information in your employee file.
Chile
Securities Law Information
The offer of Restricted Stock Units constitutes a private offering of securities in Chile effective as of the Date of Grant. The offer of Restricted Stock Units is made subject to general ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Restricted Stock Units are not registered in Chile, the Company is not required to provide public information about the Restricted Stock Units or the shares of Stock in Chile. Unless the Restricted Stock Units and/or the shares of Stock are registered with the CMF, a public offering of such securities cannot be made in Chile.
Esta oferta de Unidades de Acciones Restringidas constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de Unidades de Acciones Restringidas se acoge a las disposiciones de la Norma de Carácter General N° 336 de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse las Unidades de Acciones Restringidas de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los Unidades de Acciones Restringidas o sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control Information
You are not required to repatriate funds obtained from the sale of shares of Stock or dividends to Chile. However, if you decide to repatriate such funds and the amount of funds to be repatriated exceeds US$10,000, you must effect such repatriation through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office). You also understand that if you do not repatriate the funds and use such funds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, you must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank of Chile within the first 10 days of the month immediately following the transaction.

Further, if the value of your aggregate investments in Chile meets or exceeds US$5,000,000 (including the value of shares of Stock acquired under the Plan), you must report the status of such investments quarterly to the Central Bank using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.

Tax Reporting Information and Registration

The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding: (i) the results of investments held abroad and (ii) any taxes paid abroad which will be used as a credit against Chilean income taxes. The sworn statements disclosing this information (or Formularios) must be submitted electronically through the CIRS website at www.sii.cl, using Form 1929, which is due on June 30 each year.

People's Republic of China (“PRC”)
Delivery of Shares
This provision supplements Section 5 of the Award Agreement:
You understand and agree that the Company may require that any shares of Stock issued to you pursuant to any vested Restricted Stock Units be sold as soon as practicable after issuance. If the Company, in its discretion, does not require that the shares of Stock be sold as soon as practicable after issuance, as described in the preceding sentence, you understand and agree that any shares of Stock acquired under the Plan must be (i) maintained in an account with the Company's designated broker for the Plan (currently, E*Trade) and (ii) sold no later than six (6) months after termination of your Service with the Participating Company Group or within any such other time frame as the Company determines to be necessary or advisable for legal or administrative reasons.
You understand that any shares of Stock acquired by you under the Plan that have not been sold within the required deadline will be automatically sold by the Company’s designated broker at the Company’s direction, pursuant to this authorization. You agree that the Company is authorized to instruct the designated broker to assist with the mandatory sale of such shares of Stock (on your behalf pursuant to this authorization), and you expressly authorize the designated broker to complete the sale. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by Company (or the designated broker) to effectuate the sale of Stock (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and to otherwise cooperate with the Company with respect to such matters, provided that you will not be permitted to exercise any influence over how, when or whether the sale of shares of Stock occurs. You acknowledge that the designated broker is under no obligation to arrange for the sale of shares of Stock at any particular price. When the shares of Stock are sold, the proceeds from the sale (less any Tax-Related Items, brokerage fees or commissions) will be remitted to you in accordance with the applicable exchange control laws and regulations.
Compliance with Law
This provision supplements Section 6 of the Award Agreement:
Your participation in the Plan is subject to the registration of the Plan with the PRC State Administration of Foreign Exchange (“SAFE”) or its local counterpart. Without limitation to the foregoing, the issuance and delivery of shares of Stock pursuant to any vested Restricted Stock Units will be delayed until all necessary exchange control registration or other approvals with respect to the Restricted Stock Units under the Plan have been completed or obtained from SAFE or its local counterpart or the Company has otherwise determined that the issuance of Stock can be made in compliance with applicable laws.
Exchange Control Restrictions

You understand and agree that you will be required to immediately repatriate any funds received in connection with the Plan (e.g., proceeds from the sale of shares of Stock, cash dividends) to China. You further understand that the repatriation of such funds may need to be effectuated through a special exchange control account established by the Company and/or a subsidiary of the Company, and you hereby consent and agree that such funds may be transferred to such special account prior to being delivered to you.

You also understand that the Company will deliver any funds to which you are entitled under the Plan as soon as practicable, but there may be delays in distributing the funds to due to exchange control requirements in China. Funds may be paid to you in U.S. dollars or in local currency, at the Company’s discretion. If the funds are paid in U.S. dollars, you will be required to set up a U.S. dollar bank account in China (if you do not already have one) so that the funds can be deposited into this account. If the funds are paid in local currency, there may be delays in converting the funds to local currency. Due to fluctuations in the trading price of the Stock and applicable currency exchange rates, the amount of proceeds ultimately distributed to you may be more or less than the market value of the shares of Stock at vesting. You understand and agree that neither the Company nor any subsidiary of the Company is responsible for any loss you may incur as a result of such fluctuations and that the Company and its subsidiaries assume no liability for any fluctuation in the price of the shares of Stock or the applicable currency exchange rate.

You agree to cooperate with the Company with respect to exchange control matters in China and comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control laws and regulations.

Colombia
Labor Law Acknowledgement
This provision supplements Section 12 of the Award Agreement:
By accepting this Award, you acknowledge that pursuant to Article 128 of the Colombia Labor Code, the Plan and related benefits do not constitute a component of your “salary” for any legal purposes. Therefore, the Award and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, including but not limited to legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or other labor-related amounts which may be payable.
Securities Law Information
The shares of Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Stock may not be offered to the public in Colombia. Nothing in this Award Agreement should be construed as the making of a public offer of securities in Colombia.
Exchange Control Information
Colombian residents must register shares of Stock acquired under the Plan, regardless of value, with the Central Bank of Colombia (Banco de la República) as foreign investments held abroad. In addition, the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g., local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio). You are responsible for complying with applicable exchange control requirements in Colombia.
Foreign Asset/Account Reporting Information
You must file an annual informative return with the Colombian Tax Office detailing any assets held abroad. If the individual value of any of these assets exceeds a certain threshold, you must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.
Czech Republic
Exchange Control Information
The Czech National Bank may require you to fulfill certain notification duties in relation to the Award and the opening and maintenance of a foreign account (e.g., may be required to report foreign direct investments, financial credits from abroad, investment in foreign securities, and associated collections and payments). However, because exchange control regulations change frequently and without notice, you should consult your personal legal advisor prior to the vesting of the Award and the sale of shares of Stock and before opening any foreign accounts in connection with the Plan to ensure compliance with current regulations. It is your responsibility to comply with any applicable Czech exchange control laws.
Denmark
Stock Option Act
You acknowledge that you have received an Employer Statement in Danish, attached hereto as Exhibit A-II, which is being provided to comply with the Danish Stock Option Act, as amended and with effect from January 1, 2019, to the extent such Act applies to you and to the Award.
Foreign Asset/Account Reporting Information
You acknowledge that if you establish an account holding shares of Stock or an account holding cash outside of Denmark, you must report the account to the Danish Tax Administration. The form which should be used in this respect may be obtained from a local bank.

Finland
There are no country-specific provisions.
France
Consent to Receive Information in English

By accepting the Restricted Stock Units, you confirm having read and understood the documents related to the Restricted Stock Units (the Plan and the Award Agreement) which were provided in the English language. You accept the terms of these documents accordingly.

Consentement Relatif à l’Utilisation de l’Anglais
En acceptant l’attribution («Restricted Stock Units»), vouz confirmez avoir lu et compris les documents relatifs à les Restricted Stock Units (le Plan et le Contrat d’Attribution) qui ont été remis en anglais. Vous acceptez les termes de ces documents en connaissance de cause.
Tax Treatment

The Restricted Stock Units are intended to constitute awards that qualify for the special tax and social security treatment in France applicable to Restricted Stock Units granted for no consideration under Sections L. 225-197-1 et seq. of the French Commercial Code, as amended (“French-Qualified RSUs”). As such, they will be governed by the provisions in this Award Agreement, including the following provisions applicable to French-Qualified RSUs, the French Sub-Plan for Restricted Stock Units and Performance Shares under the 2019 Equity Incentive Plan (“French Sub-Plan”) and the Plan. By accepting the French-Qualified RSUs, you acknowledge that you have received a copy of the Plan and the French-Sub-Plan.

Certain events may affect the status of the Restricted Stock Units as French-Qualified RSUs, and the French-Qualified RSUs or the underlying shares of Stock may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the French-Qualified RSUs or of the underlying shares of Stock.

Capitalized terms used but not defined in the following provisions, in the Award Agreement or the Plan shall have the meanings ascribed to them in the French Sub-Plan.
a)Minimum Vesting Period. Notwithstanding the Vesting Schedule set forth in the Grant Notice, under no circumstances will the French-Qualified RSUs vest prior to the expiration of such period as is required to comply with the minimum vesting period applicable to French-Qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, the relevant sections of the French Tax Code and/or the relevant sections of the French Social Security Code, as amended, except in the case of your death. The minimum vesting period is currently one year from the Date of Grant. As such, if the first anniversary of the Vesting Commencement Date is prior to the first anniversary of the Date of Grant, the Award shall vest as to the first 25% of the French-Qualified RSUs on the first anniversary of the Date of Grant.

b)Termination of Service Due to Death or Disability. This provision replaces Section 1(b) of the Award Agreement.

i.In the event of your death, the applicable vesting requirements will be considered met in full and your heirs may request the issuance of the shares of Stock subject to the French-Qualified RSUs within six months from the date of your death. If your heirs do not request the shares within six months from the date of your death, the French-Qualified RSUs will be forfeited.

ii.If your Service terminates due to your Disability (as defined in the French Sub-Plan), then you will be given credit for an additional twelve (12) months of continuous Service such that the number of Restricted Stock Units that otherwise would have vested had your Service continued for an additional twelve (12) months following your termination will accelerate and become vested as of the date of your Service termination.

c)Restriction on Disposition of Shares. You may not sell or transfer the shares of Stock you acquire upon the vesting of the French-Qualified RSUs until such time as is required to comply with the minimum holding period applicable to shares of Stock underlying French-Qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, the relevant sections of the French Tax Code and/or the relevant sections of the French Social Security Code, as amended, except in the case of your death or Disability (as defined in the French Sub-Plan). The minimum holding period is currently two years from the Date of Grant.

Except in the case of the termination of your Service due to death or Disability (as defined in the French Sub-Plan), the minimum holding period restriction will continue to apply even if you are no longer providing Service.

Furthermore, the shares of Stock underlying French-Qualified RSUs cannot be sold during a Restricted Period (as defined in the French Sub-Plan), to the extent applicable under French law.

d)Holding Periods for Managing Corporate Officers. If, on the Date of Grant, you qualify as a managing corporate officer under French law (“mandataires sociaux”) or any similar official capacity of the Company or any other Participating Company, you may not sell 20% of the shares of Stock acquired upon vesting of the French-Qualified RSUs until the termination of such official capacity, as long as this restriction is applicable to French-Qualified RSUs.

Foreign Asset/Account Reporting Information

French residents holding cash or securities (including shares of Stock) outside of France or maintaining a foreign bank or brokerage account (including accounts opened or closed during the tax year) must declare such assets and accounts to the French tax authorities when filing an annual tax return.

Germany

Exchange Control Information

Cross-border payments in excess of €12,500 in connection with the sale of securities (including shares of Stock acquired under the Plan) must be reported on a monthly basis to the German Federal Bank (Bundesbank). If you make or receive a payment in excess of this amount, you must report the payment to the Bundesbank electronically using the “General Statistics Reporting Portal” (Allgemeine Meldeportal Statistik) which can be accessed via the Bundesbank’s website (www.bundesbank.de).

Hong Kong

Restriction on Sale of Shares

Shares received under the Plan are accepted as a personal investment. In the event the Restricted Stock Units vest and shares of Stock are paid to you within six months of the Date of Grant, you agree not to dispose of the shares of Stock acquired prior to the six-month anniversary of the Date of Grant.

Securities Law Information

WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the grant. If you have any questions regarding the contents of this Award Agreement or the Plan, you should obtain independent professional advice. Neither the grant of the Restricted Stock Units nor the issuance of shares of Stock upon vesting of the Restricted Stock Units constitutes a public offering of securities under Hong Kong law and is available only to eligible employees and other service providers of the applicable Participating Company. This Award Agreement, the Plan and other incidental communication materials distributed in connection with the Restricted Stock Units (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii), are intended only for the personal use of each eligible employee or other service provider of the applicable Participating Company and may not be distributed to any other person.

India

Exchange Control Information

You must repatriate all proceeds received from the sale of shares of Stock to India within 90 days of receipt and any cash dividends paid on shares of Stock acquired under the Plan within 180 days of receipt, or as prescribed under applicable Indian exchange control laws as may be amended from time to time. You must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or any Participating Company requests proof of repatriation. It is your responsibility to comply will applicable exchange control laws in India.

Foreign Asset/Account Reporting Information

You are required to declare any foreign bank accounts and any foreign financial assets (including shares of Stock held outside India) in your annual tax return. You acknowledge that you are responsible for complying with this reporting obligation and you should confer with your personal tax advisor in this regard.

Ireland

Director Notification Requirement

If you are a director, shadow director or secretary of the Company or an Irish Subsidiary Corporation, you must notify the Company or the Irish Subsidiary, as applicable, in writing within a specified time period of (i) receiving or disposing of an interest in the Company (e.g., Restricted Stock Units, shares of Stock), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director or secretary if such an interest exists at the time, if in each case the interest represents more than 1% of the Company. This notification requirement also applies with respect to the interests of a spouse or minor child (whose interests will be attributed to the director, shadow director or secretary).

Israel

Immediate Sale of Shares of Stock

This provision supplements Section 5 of the Award Agreement:

Due to local tax considerations, upon the vesting of the Award, you agree to the immediate sale of any shares of Stock to be issued to you upon vesting and settlement of the Award. You further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares of Stock (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such shares of Stock. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Stock at any particular price. Upon the sale of the shares of Stock, the Company agrees to pay you the cash proceeds from the sale of the shares of Stock, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Award Agreement. The Company may, in its sole discretion, determine that the shares of Stock subject to the Award will not be subject to this immediate sale requirement.

Securities Law Information

The grant of the Award does not constitute a public offering under the Securities Law, 1968.

Italy
Plan Document Acknowledgment
By accepting this Award, you acknowledge that you have received a copy of the Plan, reviewed the Plan, the Award Agreement and this Appendix in their entirety and fully understand and accept all provisions of the Plan, the Award Agreement and this Appendix.
In addition, you further acknowledge that you have read and specifically and expressly approve the following Sections of the Award Agreement and this Appendix: Section 6 (Compliance with Law); Section 9 (Award Not a Service Contract); Section 11 (Tax Obligations); Section 12 (Nature of Award); Section 13 (Delivery of Documents and Notices); Section 21 (Governing Plan Document); Section 22 (Applicable Law and Venue); Section 25 (Appendix); and Section 26 (Imposition of Other Requirements).
Foreign Asset/Account Reporting Information
If, at any time during the fiscal year, you hold investments or financial assets outside of Italy (e.g., cash, shares of Stock) which may generate income taxable in Italy (or if you are the beneficial owner of such an investment or asset even if you do not directly hold the investment or asset), you are required to report such investments or assets on your annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due.
Japan
Foreign Asset/Account Reporting Information

You will be required to report details of any assets (including any shares of Stock acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th of the following year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to report details of any outstanding Awards or shares of Stock held by you in the report.

Exchange Control Information

If the value of shares of Stock that may be acquired in any one transaction exceeds ¥100,000,000, you must notify the Ministry of Finance (“MOF”) within 20 days of acquisition.

Korea
Foreign Asset/Account Reporting Information

Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts in June of the immediately following year if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. You are responsible for complying with this reporting obligation and should consult with your personal tax advisor to determine how to value your foreign accounts for such purposes and whether you are required to file a report with respect to such accounts.

Mexico
Plan Document Acknowledgment
By accepting the Restricted Stock Units, you acknowledge that you have received copies of the Plan, have reviewed the Plan and the Award Agreement in their entirety, and fully understand and accept all provisions of the Plan and the Award Agreement, including this Appendix. In addition, you expressly approve that: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and any other Participating Company are not responsible for any decrease in the value of the shares of Stock acquired upon vesting of the Restricted Stock Units.
Labor Law Policy and Acknowledgment
By accepting this Award, you expressly recognize that Adobe Inc., with offices at 345 Park Avenue, San Jose, California 95110, U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of shares does not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is Adobe Inc-Mexico Representative Office (“Adobe-Mexico”), not the Company in the United States. Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your employer, Adobe-Mexico, and do not form part of the employment conditions and/or benefits provided by Adobe-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation at any time without any liability to you.
Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, its subsidiaries, affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Reconocimiento del Documento del Plan

Al aceptar las Unidades de Acciones Restringidas, usted reconoce que ha recibido copias del Plan, ha revisado el Plan y el Contrato del Premio en su totalidad y que entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Contrato del Premio, incluyendo este Apéndice. Adicionalmente, usted expresamente aprueba de que (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el Plan se ofrecen por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía y cualquier otra Compañía del Grupo Participativo no son responsables por cualquier disminución en el valor de las acciones adquiridas cuando las Unidades de Acciones Restringidas se maduren.
Política Laboral y Reconocimiento/Aceptación
Aceptando este Premio1, usted reconoce que Adobe Inc., con sus oficinas registradas en 345 Park Avenue, San Jose, California  95110, U.S.A., es el único responsable de la administración del Plan y que su participación en el mismo y la adquisición de acciones no constituye de ninguna manera una relación laboral entre usted y la Compañía, toda vez que su participación en el Plan se deriva únicamente de una relación comercial con la Compañía, reconociendo expresamente que su único empleador es Adobe Inc-Mexico Representative Office (“Adobe- México”), y no la Compañía en los Estados Unidos. Derivado de lo anterior, ustecd expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre usted y su empleador, Adobe-México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Adobe-México, y usted expresamente reconoce que cualquier modificación al Plan o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de los condiciones de su empleo.
Asimismo, usted entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o terminar su participación en cualquier momento, sin ninguna responsabilidad para usted.
Finalmente, el participante manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía, por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el participante otorga un amplio y total finiquito a la Compañía, sus entidades relacionadas, afiliadas, sucursales, oficinas derepresentación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.
Moldova
Exchange Control Information
You may be required to repatriate all proceeds received from the sale of shares of Stock to Moldova within a reasonable time from receipt. It is recommended that you consult with your personal tax advisor with respect to your requirements.
Netherlands
There are no country-specific provisions.
New Zealand
Securities Law Information

WARNING: You are being offered Restricted Stock Units which allow you to acquire shares of Stock in accordance with the terms of the Plan and the Award Agreement. The shares of Stock, if issued, give you a stake in the ownership of the Company. You may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preferred shares have been paid.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. You understand
1 El término “Premio” se refiere a la palabra “Award.”

that you should ask questions, read all documents carefully, and seek independent financial advice before participating in the Plan.

The shares of Stock are quoted and approved for trading on the Nasdaq Global Select Market in the United States of America. This means that, if you acquire shares of Stock under the Plan, you may be able to sell your investment on the Nasdaq if there are interested buyers. The price will depend on the demand for the shares of Stock.

For a copy of the Company’s most recent financial statements (and, where applicable, a copy of the auditor’s report on those financial statements), as well as information on risk factors impacting the Company’s business that may affect the value of the shares of Stock, you should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at https://www.adobe.com/investor-relations/financial-documents.html. You are also entitled to receive a copy of these reports, free of charge, upon written request to the Company at 345 Park Ave. San Jose, CA 95110 Attention: Equity Administration

Norway
There are no country-specific provisions.
Poland
Foreign Asset/Account Reporting
Polish residents holding foreign securities (including shares of Stock) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances regarding such securities and cash deposited into such accounts if the value of any transactions or balances exceeds certain thresholds. If required, the reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland.
Exchange Control Information
Transfers of funds into and out of Poland in excess of €15,000 (or PLN 15,000 if such transfer of funds is connected with business activity of an entrepreneur) must be made via a bank account held at a bank in Poland. Additionally, Polish residents are required to store all documents connected with any foreign exchange transactions that Polish residents engaged in for a period of five years, as measured from the end of the year in which such transaction occurred.
Romania
Delivery of Shares
This provision supplements Section 5 of the Award Agreement:
In order to comply with the conditions as set forth by the Romanian Fiscal Code in relation to equity awards which are eligible for tax preferential treatment, where a portion of your Restricted Stock Units vest prior to one year from the Date of Grant, delivery of the shares of Stock will be delayed until following the one year anniversary from the Date of Grant.
Language Consent
By accepting the grant of Restricted Stock Units, you acknowledge that you are proficient in reading and understanding English and fully understand the terms of the documents related to the grant (the Award Agreement and the Plan), which were provided in the English language. You accept the terms of those documents accordingly.

Consimtamant cu Privire la Limba
Acceptând acordarea unităților de Restricted Stock Unit-uri, recunoașteți că sunteți competenți în citirea și înțelegerea limbii engleze și înțelegeți pe deplin termenii documentelor legate de subvenție (Acordul de acordare și planul), care au fost furnizate în limba engleză. Acceptați termenii acestor documente în consecință.

Exchange Control Information
If you deposit the proceeds from the sale of Shares acquired under the Plan in a bank account in Romania, you may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. You should consult with his or her personal legal advisor to ensure compliance with applicable requirements.
Singapore

Securities Law Information
The award of Restricted Stock Units is being made pursuant to the “Qualifying Person” exemption under Section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Restricted Stock Units are subject to Section 257 of the SFA and you will not be able to make any subsequent sale of shares of Stock in Singapore, or any offer of such subsequent sale of the shares of Stock in Singapore unless such sale or offer is made (i) after 6 months from the Date of Grant, or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Notification Requirement

The directors of a Singapore Subsidiary Corporation are subject to certain notification requirements under the Singapore Companies Act. The directors must notify the Singapore Subsidiary Corporation in writing of an interest (e.g., Restricted Stock Units, shares of Stock, etc.) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon vesting of the Restricted Stock Units or shares of Stock acquired under the Plan are subsequently sold), or (iii) becoming a director. If you are the Chief Executive Officer of the Singapore Subsidiary Corporation, these requirements may also apply to you.

South Africa

Securities Law Information

Neither the Restricted Stock Units nor the underlying shares of Stock shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96(1)(g)(ii) of the Companies Act.

Exchange Control Information

South African residents are responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of Stock under the Plan to ensure compliance with current regulations. As noted, it is your responsibility to comply with South African exchange control laws, and the Participating Company Group will not be liable for any fines or penalties resulting from failure to comply with applicable laws.

Tax Information

By accepting the Award, you agree that, immediately upon vesting of the Award, you will notify your employer of the amount of any gain realized. If you fail to advise your employer of the gain realized upon vesting, you may be liable for a fine. You will be solely responsible for paying any difference in the actual tax liability and for the amount withheld by your employer. You should consult with your personal tax advisor with respect to your requirements.

Spain

Securities Law Information
No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Award. The Award Agreement (including the Appendix) and any other document related to the Award have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and they do not constitute a public offering prospectus.
Foreign Asset/Account Reporting Information
To the extent you hold rights or assets (e.g., cash or shares of Stock held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which you sell or dispose of such rights or assets), you are required to report information on such rights and assets on your tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously reported rights or assets increases by more than €20,000. You should consult with your personal tax advisor to ensure compliance with applicable reporting requirements.
Exchange Control Information
You must declare the acquisition, ownership and disposition of shares of Stock to the Dirección General de Comercio e Inversiones of the Ministry of Economy and Competitiveness (the “DGCI”) on a Form D-6. Generally, the declaration must be made in January for shares of Stock owned as of December 31 of the prior year and/or shares of Stock acquired or disposed of during the prior year; however, if the value of the shares of Stock acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if you hold 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable.
In addition, you may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares of Stock acquired under the Plan), and any transactions with non-Spanish residents (including any payments of shares of Stock made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
Labor Law Acknowledgment
By accepting the Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan document.
You understand that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant Awards under the Plan to Employees, Directors and Consultants throughout the world. The decision is limited and entered into based upon the express assumption and condition that any Award will not economically or otherwise bind any Participating Company, including your employer, on an ongoing basis, other than as expressly set forth in the Award Agreement and the Plan. Consequently, you understand that the Award is given on the assumption and condition that the Award shall not become part of any employment contract (whether with any Participating Company, including your employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the grant of the Award, which is gratuitous and discretionary, because the future value of the Award and the underlying shares of Stock is unknown and unpredictable.

You understand and agree that, as a condition of the grant of the Award, your termination of Service for any reason other than death or Disability (including for the reasons listed below) will automatically result in the cancellation and loss of any Award that may have been granted to you and that was not or did not become vested on the date of termination of Service. In particular, you understand and agree that, unless otherwise expressly provided by the Company in the Award Agreement, the Award will be cancelled without entitlement to the shares or to any amount as indemnification if you terminate Service by reason of, but not limited to, the following: resignation; disciplinary dismissal adjudged to be with cause; disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”); individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause; material modification of the terms of employment under Article 41 of the Workers’ Statute; relocation under Article 40 of the Workers’ Statute; Article 50 of the Workers’ Statute; unilateral withdrawal by your employer; and under Article 10.3 of Royal Decree 1382/1985.
You also understand that this grant of the Award would not be made but for the assumptions and conditions set forth above; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the grant, the Award and any right to the underlying shares of Stock shall be null and void.
Sweden
Tax Obligations
The following supplements Section 11 of the Award Agreement:
Without limiting the authority of any Participating Company to satisfy its withholding obligations for Tax-Related Items as set forth in Section 11 of the Award Agreement, in accepting your Award, you authorize the Company to sell or withhold vested shares of Stock otherwise deliverable to you pursuant to this Award Agreement to satisfy Tax-Related Items, regardless of whether any Participating Company has an obligation to withhold such Tax-Related Items.
Switzerland
Securities Law Information
Neither this Award Agreement nor any other materials relating to the Award (1) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made available in Switzerland to any person other than an employee of a Participating Company, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).
Taiwan
Securities Law Information
The offer of participation in the Plan is available only to employees or service providers of a Participating Company. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Information
The acquisition or conversion of foreign currency and the remittance of such amounts (including proceeds from the sale of Shares) to Taiwan may trigger certain annual or periodic exchange control reporting. If the transaction amount is TWD500,000 or more in a single transaction, you may be required to submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank. You should consult your personal legal advisor to ensure compliance with applicable exchange control laws in Taiwan.

United Arab Emirates
Securities Law Information
Participation in the Plan is being offered only to selected Employees, Directors and Consultants and is in the nature of providing equity incentives to Employees, Directors and Consultants in the United Arab Emirates. The Plan, the Award Agreement and any other incidental communication materials are intended for distribution only to such Employees, Directors and Consultants and must not be delivered to, or relied on by, any other person.
The Dubai Creative Clusters Authority, Emirates Securities and Commodities Authority and/or the Central Bank of the United Arab Emirates have no responsibility for reviewing or verifying any documents in connection with the Restricted Stock Units. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this Award Agreement nor taken steps to verify the information set out in it, and have no responsibility for it.
The securities to which this Award Agreement relate may be illiquid and/or subject to restrictions on their resale. Individuals should conduct their own due diligence on the securities.
Residents of the United Arab Emirates who do not understand or have questions regarding this Award Agreement (including the Appendix) or the Plan should consult an authorized financial adviser.
United Kingdom
Delivery of Shares
This provision supplements Section 5 of the Award Agreement:
Notwithstanding any discretion referred to in Section 3.3(e) of the Plan, the Restricted Stock Units granted to Participants in the United Kingdom do not represent the right to receive a cash payment equal to the value of the shares of Stock, or a combination of cash and shares of Stock; vested Restricted Stock Units will be paid to Participants in the United Kingdom in shares of Stock only.
Tax Obligations
The following supplements Section 11 of the Award Agreement:
Without limitation to Section 11 of the Award Agreement, you hereby agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or (if different) your employer or by Her Majesty’s Revenue & Customs ("HMRC") (or any other tax authority or any other relevant authority).  You also hereby agree to indemnify and keep indemnified the Company and (if different) your employer against any Tax-Related Items that they are required to pay or withhold on your behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.
Notwithstanding the foregoing, if you are an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that you are an executive officer or director and the income tax is not collected from or paid by you within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and National Insurance contributions may be payable. You acknowledge that you will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for paying the Company or any other Participating Company, as applicable, for the value of any employee National Insurance contributions due on this additional benefit.

EXHIBIT A-I

(FOR PARTICIPANTS IN AUSTRALIA)
OFFER DOCUMENT
ADOBE INC.
2019 EQUITY INCENTIVE PLAN
OFFER OF RESTRICTED STOCK UNITS AND/OR PERFORMANCE SHARE AWARDS TO AUSTRALIAN RESIDENT PARTICIPANTS

IMPORTANT NOTE
INVESTMENT IN STOCK AND RIGHTS TO RECEIVE STOCK INVOLVES A DEGREE OF RISK. INDIVIDUALS WHO PARTICIPATE IN THIS PLAN SHOULD MONITOR THEIR PARTICIPATION AND CONSIDER ALL RISK FACTORS RELEVANT TO THE ACQUISITION OF STOCK, AND RIGHTS TO RECEIVE STOCK, UNDER THIS PLAN AS SET OUT IN THIS OFFER DOCUMENT AND THE ADDITIONAL DOCUMENTS.
THE INFORMATION CONTAINED IN THIS OFFER DOCUMENT AND THE ADDITIONAL DOCUMENTS IS GENERAL INFORMATION ONLY. ANY INFORMATION GIVEN BY OR ON BEHALF OF ADOBE INC., OR ANY MEMBER OF THE ADOBE GROUP, IN RELATION TO THE FINANCIAL PRODUCTS OFFERED UNDER THE PLAN DOES NOT TAKE INTO ACCOUNT AN INDIVIDUAL’S PARTICULAR OBJECTIVES, FINANCIAL SITUATION AND NEEDS. PARTICIPANTS SHOULD CONSIDER OBTAINING FINANCIAL PRODUCT ADVICE FROM A PERSON LICENSED BY THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION (ASIC) TO GIVE ADVICE REGARDING PARTICIPATION IN THIS PLAN.

ADOBE INC.
2019 EQUITY INCENTIVE PLAN
OFFER OF RESTRICTED STOCK UNITS AND/OR PERFORMANCE SHARES TO AUSTRALIAN RESIDENT PARTICIPANTS
This Offer Document sets out information regarding the grant of Restricted Stock Units (“RSUs”) and/or Performance Share Awards (together "Awards") under the Adobe Inc. 2019 Equity Incentive Plan (the "Plan") to Australian resident Participants of Adobe Inc. (the "Company") and its Australian Subsidiaries.
Terms defined in the Plan have the same meaning in this Offer Document.
The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.
1.OFFER
This is an offer made by the Company under the Plan to Participants to accept the Awards granted under the Plan.
Notwithstanding the terms of the Plan, including the terms set out in this Offer Document no offers of Awards will be made under the Plan to Participants who do not fall within the definition of ‘eligible participant’ within ASIC Class Order 14/1000.
2.ADDITIONAL DOCUMENTS
In addition to the information set out in this Offer Document, the following documents provide further information necessary to make an informed investment decision in relation to your participation in the Plan:
a.the Restricted Stock Unit Agreement and/or the Performance Share Award Agreement together with its accompanying Performance Share Program, each under the Plan (which forms part of this Offer Document) (collectively, the “Award Agreement”);
b.the Plan; and
c.the Plan Prospectus describing the terms of the Plan (the “Plan Prospectus”)
collectively, (the “Additional Documents”).
The Plan Prospectus is not a prospectus for the purposes of the Australian Corporations Act 2001 (Cth) and has not been modified for Australia. To the extent there is any inconsistency between the Offer Document and the Plan Prospectus, the terms of this Offer Document apply.
The Additional Documents set out, amongst other details, the nature of the Awards and the consequences of a change in the nature or status of your employment or service relationship.
3.RELIANCE ON STATEMENTS
You should not rely upon any oral statements made to you in relation to this offer. You should only rely upon the statements contained in this Offer Document and the Additional Documents when considering your participation in the Plan.

4.WHAT ARE THE MATERIAL TERMS OF THE AWARDS?
(a)What are Awards?
RSUs represent the right to receive Stock of the Company upon satisfaction of vesting conditions. When your RSUs vest, you will be issued shares of Stock at no additional cost to you, as described in your Award Agreement.
The RSUs are subject to forfeiture until the RSUs vest. The restrictions will be set forth in the RSU Agreement.
The Performance Share Awards operate in the same way as RSUs, but are also subject to performance- related vesting conditions.
Prior to the vesting of your Awards, you will not be eligible to receive any dividends or dividend equivalent payments.
(b)Do I have to pay any money to receive the Awards?
You pay no monetary consideration to receive the Awards. Nor do you pay any monetary consideration to receive the shares of Stock upon vesting.
(c)How many shares of Stock will I receive upon vesting of my Awards?
The details of your Awards and Stock subject to the Awards are set out in the relevant Award Agreement.
(d)When do I become a stockholder?
You are not a stockholder merely as a result of holding Awards, and the Awards will not entitle you to vote or receive dividends, notices of meeting, proxy statements and other materials provided to stockholders until the restrictions lapse, at which time the Awards vest and may be converted into an equivalent number of shares of Stock (unless the Company, in its sole discretion, determines to pay the Stock’s cash equivalent to settle the Awards). In this regard, you are not recorded as the owner of the Stock prior to vesting.
(e)Can I transfer the Awards to someone else?
The Awards are non-transferable until they vest; however, once shares of Stock are issued upon vesting, the shares will be freely tradable (subject to Company-wide trading policies and applicable laws).
5.WHAT IS STOCK IN THE COMPANY?
The Stock subject to the Awards is the common stock of Adobe Inc., the U.S. parent corporation. The common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of Stock is entitled to one vote for every share of Stock.
Dividends may be paid on the Stock out of any funds of the Company legally available for dividends at the discretion of the Board of Directors of the Company.
The Stock is listed and may be traded on a number of stock exchanges, including the Nasdaq Global Select Market (the “Nasdaq”), under the symbol “ADBE.”
The Stock is not liable to any further calls for payment of capital or for other assessment by the Company and has no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

6.HOW CAN I ASCERTAIN THE CURRENT MARKET PRICE IN AUSTRALIAN DOLLARS?
You may ascertain the current market price (quoted in US dollars) of the Stock as traded on Nasdaq at http://www.nasdaq.com under the symbol “ADBE.”
The Australian dollar equivalent of that price can be determined using the prevailing exchange rate obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
7.WHAT ADDITIONAL RISK FACTORS APPLY TO AUSTRALIAN RESIDENTS' PARTICIPATION IN THE PLAN?
Before accepting an offer to be granted the Awards, Participants should have regard for risk factors relevant to investment in securities generally and, in particular, to the holding of the Stock. They should consider if the Awards are a suitable investment for them, having regard to their own investment objectives, financial circumstances and taxation positions. For example, if the Participants’ Awards vest and they subsequently receive Stock, the price at which the Stock is quoted on Nasdaq may increase or decrease due to a number of factors. There is no guarantee that the price of the Stock will increase. Factors which may affect the price of Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks. You should be aware that in addition to fluctuations in value caused by the fortunes of the Company, the value of Stock you may hold will be affected by the U.S.$/A$ exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
In addition, the vesting conditions for a Participant’s Awards may not be satisfied for reasons beyond the Company’s or the Participant’s control. Also, a Participant is not permitted to transfer their Awards.
Please note that the above risks are only general risks of acquiring and holding Awards under the Plan. It does not purport to list every risk that may be associated with the Plan now or in the future.
8.PLAN MODIFICATION, TERMINATION, ETC.
The Board may amend, alter, suspend, discontinue or terminate the Plan, or any portion of the Plan, at any time. No such modification, alteration, amendment, suspension or termination of the Plan, however, shall adversely affect a Participant’s rights to a grant previously made, except with his or her consent.
9.WHAT ARE THE AUSTRALIAN TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN?
The following is a summary of the income tax consequences for an Australian resident Participant who receives Awards under the Plan as of January 2021. You also may be subject to Medicare Levy and surcharge. This summary is general in nature and does not purport to be tax advice specifically applicable to you.
If you are a citizen or resident of another country for local law purposes, transfer employment or service to another country after the Award is granted, or are considered a tax resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
If you accept Awards under the Plan, then you should not rely on the summary as anything other than a broad guide and you are strongly advised to obtain independent tax advice specific to your particular circumstances.
(a)What is the effect of the grant of the Awards?
The Australian tax legislation contains specific rules, in Division 83A of the Income Tax Assessment Act 1997, governing the taxation of shares and rights (called "ESS interests") acquired by participants under employee share schemes. The Awards issued under the Plan should be regarded as a beneficial interest in a right to acquire Stock and accordingly, an ESS interest for these purposes.
Your assessable income includes the discount given in relation to the acquisition of the ESS interest at grant, unless the ESS interest is eligible for tax deferral. Your ESS interest should be eligible for tax deferral if it is subject to a real risk of forfeiture or you are genuinely restricted from immediately disposing of the ESS interest and there is a statement in the Plan or other documentation that tax deferral is to apply.
In the case of the Awards, the real risk of forfeiture test requires that:
(i)there be a real risk that, under the conditions of the Plan, you will forfeit the Awards or lose them (other than by disposing of them or the Awards vesting); or
(ii)there be a real risk that, under the conditions of the Plan, if your Awards vest that you will forfeit the underlying Stock, or lose them other than by disposing of them.
The terms of your Award grant are set out in your Award Agreement. It is understood that your Awards will satisfy the real risk of forfeiture test. In addition, your Awards are non-transferable and the Award Agreement contains a statement that tax deferral is to apply. Accordingly, you will be subject to deferred taxation (i.e., you generally should not be subject to tax when Awards are granted to you).
(b)When will you be taxed if your Awards are eligible for deferred taxation?
You will be required to include an amount in your assessable income for the income year in which the earliest of the following events occurs in relation to the Awards (the "ESS deferred taxing point"). In addition to income taxes, this amount also will be subject to Medicare Levy and, if applicable, surcharge.
Your ESS deferred taxing point will be the earliest of the following:
(i)where there are both no longer any genuine restrictions either on the disposal of the Awards and there is no real risk of your forfeiting the Awards;
(ii)when the Awards are settled in Stock and there is no real risk of you forfeiting the Stock and there is no genuine restriction on the disposal of the resulting Stock (if such restrictions exist, the taxing point is delayed until they lift);
(iii)the date you cease to be employed or engaged by any company in the Participating Company Group (to the extent you retain the Awards) (but see Section 9(e) below); or
(iv)15 years from when the Awards were granted.
Generally, this means that you will be subject to tax when your Awards are settled and the resulting Stock is no longer subject to any genuine restrictions on disposal. However, the ESS deferred taxing point for your Awards will be moved to the time you sell the underlying shares of Stock if you sell the underlying Stock within 30 days of the original ESS deferred taxing point. In other words, the income must be reported by you in the income year in which the sale occurs and not when the ESS deferred taxing point occurs if you sell the underlying Stock in an arm’s-length transaction within 30 days of the ESS deferred taxing point.
(c)What is the amount to be included in your assessable income if an ESS deferred taxing point occurs?
The amount you must include in your assessable income in the income year (i.e., the financial year ending 30 June) in which the ESS deferred taxing point occurs in relation to your Awards will be the difference between the "market value" of the Awards or the underlying Stock at the ESS deferred taxing point, as applicable, and the cost base of the Awards (which should be nil because you do not have to pay anything to acquire the Awards or the underlying Stock).
If, however, you sell the underlying Stock in an arm's-length transaction within 30 days of the ESS deferred taxing point, the amount to be included in your assessable income in the income year in which the sale occurs will be equal to the difference between the sale proceeds and the cost base of the Awards (which should be nil).
You will be subject to income taxes at your marginal tax rate on the assessable amount with respect to your Awards. In addition, the assessable amount will be subject to Medicare Levy and if applicable, surcharge and Temporary Budget Repair levy.
(d)What is the market value of the Awards and underlying Stock?
The "market value" of the Awards or underlying Stock at the ESS deferred taxing point is determined according to the ordinary meaning of "market value", expressed in Australian currency. The Company will determine the market value in accordance with guidelines prepared by the Australian Taxation Office ("ATO").
As noted in (h) below, the applicable Participating Company will give you a statement containing certain information about the Awards, including an estimate of the market value of the Awards or the underlying Stock, as applicable, at the ESS deferred taxing point (except if the original ESS deferred taxing point is moved to the sale of the shares of Stock, as explained above in (b)). This may assist you in determining the market value of the Awards or the Stock.
(e)What happens if I cease providing services before my Awards vest?
If you cease providing service to the Company or another Participating Company prior to the vesting date of some or all of your Awards and the Awards do not vest upon termination of your employment or service relationship (i.e., they are forfeited), you may be treated as having never acquired the forfeited Awards in which case, no amount will be included in your assessable income.
(f)Sale of Stock
If you acquire Stock upon vesting, you may be subject to additional taxation at the time you sell such Stock.
If you sell your Stock acquired upon vesting of your Awards within 30 days of the original ESS deferred taxing point, your ESS deferred taxing point will be shifted to the date of sale for purposes of determining the amount of assessable income (as described above) and you will not be subject to capital gains taxation.
If you sell your Stock acquired upon vesting of your Awards more than 30 days after the original ESS deferred taxing point, you will be subject to capital gains taxation to the extent that the sale proceeds exceed your cost base in the Stock sold, assuming that the sale of Stock occurs in an arm’s-length transaction (as generally will be the case provided the shares of Stock are sold through a recognized stock exchange (i.e., the Nasdaq)). Your cost base in the Stock generally will be equal to the market value of the Stock at the ESS deferred taxing point (which generally will be the vesting date) plus any incremental costs you incur in connection with the sale (e.g., brokers fees).
The amount of any capital gain you realize must be included in your assessable income for the year in which the Stock is sold. However, if you hold the shares of Stock for at least one year prior to selling (excluding the dates you acquired and sold the Stock), you may be able to apply a discount to the amount of capital gain that you are required to include in your assessable income. If this discount is available, you may calculate the amount of capital gain to be included in your assessable income by first subtracting all available capital losses from your capital gains and then multiplying each capital gain by the discount percentage of 50%.
You are responsible for reporting any income you realize from the sale of Stock acquired upon vesting of Awards and paying any applicable taxes due on such income.

If your sale proceeds are lower than your cost base in the Stock sold (assuming the sale occurred in an arm’s-length transaction), you will realize a capital loss. Capital losses may be used to offset capital gains realized in the current tax year or in any subsequent tax year, but may not be used to offset other types of income (e.g., salary or wage income).
(g)Dividends
Prior to the vesting of your Awards, you will not be eligible to receive any dividends or dividend equivalent payments. If you vest in the Awards and become a Company shareholder, you may be entitled to receive dividends paid on the Stock obtained from vesting in the Awards, if the Board of Directors, in its discretion, declares a dividend. Any dividends paid on Stock will be subject to income tax in Australia in the income year they are paid. The dividends are also subject to U.S. federal withholding tax. You may be entitled to a foreign income tax offset, whereby the U.S. federal withholding tax is offset against the Australian tax payable on the dividend.
(h)Withholding and Reporting
You will be responsible for reporting on your tax return and paying any tax liability in relation to the Awards and any shares of Stock issued to you at vesting. It is also your responsibility to report and pay any tax liability on any dividends received.
The applicable Participating Company will be required to withhold tax due on the Awards only if you have not provided your Tax File Number ("TFN") or Australian Business Number ("ABN") (as applicable) to the applicable Participating Company.
However, the applicable Participating Company will provide you (no later than July 14 after the end of the year) and the Commissioner of Taxation (no later than August 14 after the end of the year) with a statement containing certain information about your participation in the Plan in the income year when the ESS deferred taxing point occurs (typically the year of vesting) (including an estimate of the market value of the underlying Stock at the taxing point). Please note, however, that, if you sell the Stock within 30 days of the ESS deferred taxing point, your taxing point will not be at the ESS deferred taxing point, but will be the date of sale; as such, the amount reported by the applicable Participating Company may differ from your actual taxable amount (which would be based on the value of the Stock when sold, rather than at the ESS deferred taxing point). You will be responsible for determining this amount and calculating your tax accordingly.
10.WHAT ARE THE U.S. TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN?
Participants (who are not U.S. citizens or permanent residents) will not be subject to U.S. tax by reason only of the grant of the Awards, the vesting of the Awards and/or the sale of shares of Stock. However, liability for U.S. taxes may accrue if a Participant is otherwise subject to U.S. taxes.
The above is an indication only of the likely U.S. taxation consequences for Australian resident Participants who accept the Awards granted under the Plan. Participants should seek their own advice as to the U.S. taxation consequences of participation.
*    *    *    *    *
We urge you to carefully review the information contained in this Offer Document and the Additional Documents.
Yours sincerely,
ADOBE INC.

EXHIBIT A-II

(FOR PARTICIPANTS IN DENMARK)

EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the "Stock Option Act"), you are entitled to receive the following information regarding the Adobe Inc. (the "Company") 2019 Equity Incentive Plan (the “Plan”) in a separate written statement.

This statement contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your grant of restricted stock units are described in detail in the Plan, the Restricted Stock Unit Grant Notice and Award Agreement, which have been made available to you.

1.    Date of grant of unfunded right to receive stock upon meeting certain conditions

The grant date of your restricted stock units is the date that the Board of Directors (the “Board”) (or the appropriate committee of the Board) approved a grant for you and determined it would be effective.

2.    Terms or conditions for grant of a right to future award of stock

    The Plan is administered by a committee of the Board (the “Committee”). The Committee has broad powers to determine who will receive restricted stock units, when such persons will receive restricted stock units and to set the terms and conditions applicable to the restricted stock units. The Plan, the Restricted Stock Unit Grant Notice and Award Agreement set forth the terms and conditions applicable to your restricted stock units. The Company may decide, in its sole discretion, not to grant restricted stock units or other awards to you in the future. Under the terms of the Restricted Stock Unit Grant Notice and Award Agreement, you have no entitlement or claim to receive future grants of restricted stock units.

3.    Vesting Date or Period

The restricted stock units will vest over time, provided that you continue as an employee of the Company or its affiliates. The vesting schedule is set forth in your Restricted Stock Unit Grant Notice.

4.    Exercise Price

    No exercise price is payable upon the conversion of your restricted stock units into Company shares in accordance with the vesting schedule described above.

5.    Your rights upon termination of employment

If the terms of the Stock Option Act are applicable to your restricted stock unit grant, the treatment of your restricted stock units upon termination of employment will be determined in accordance with the Plan, the Restricted Stock Unit Grant Notice and Award Agreement, as summarized below:

Upon your termination of employment, all vesting will cease. However, in the event of termination of your employment due to death or disability, you will be given credit for an additional twelve months of service, provided however, that the applicable vesting will not exceed 100% of the restricted stock units subject to your award.

6.    Financial aspects of participating in the Plan

    The grant of restricted stock units has no immediate financial consequences for you. The value of the restricted stock units is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

    Shares of stock are financial instruments. The future value of Company shares is unknown and cannot be predicted with certainty.

ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret mv. i ansættelsesforhold ("Aktieoptionsloven") er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger vedrørende Adobe Inc.’s ("Selskabets") aktieoptionsbaserede incitamentsordning 2019 (2019 Equity Incentive Plan) (”Ordningen”).

Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven, medens de øvrige kriterier og betingelser for din tildeling af betingede aktier er beskrevet nærmere i Ordningen, i Tildelingsmeddelelsen (Restricted Stock Unit Grant Notice) og i Tildelingsaftalen (Award Agreement), hvilke dokumenter du har fået adgang til.

1.    Tidspunkt for tildeling af vederlagsfri ret til at modtage aktier ved opfyldelse af visse betingelser

Tidspunktet for tildelingen af dine betingede aktier er den dato, hvor Selskabets bestyrelse ("Bestyrelsen") (eller det relevante Bestyrelsesudvalg) godkendte din tildeling og besluttede, at tildelingen skulle træde i kraft.

2.    Kriterier eller betingelser for tildeling af retten til senere at modtage aktier

    Ordningen administreres af et udvalg under Bestyrelsen ("Udvalget"). Udvalgte har vide beføjelser til at afgøre, hvem der skal tildeles betingede aktier, hvornår de pågældende personer skal modtage disse, og hvilke betingelser der skal være gældende for de betingede aktier. De vilkår, der er gældende for dine betingede aktier, fremgår af Ordningen, Tildelingsmeddelelsen samt Tildelingsaftalen. Selskabet kan frit vælge fremover ikke at give dig betingede aktier eller andre tildelinger. I henhold til Tildelingsmeddelelsen og Tildelingsaftalen har du hverken ret til eller krav på fremover at få tildelt betingede aktier.

3.    Modningstidspunkt eller -periode

De betingede aktier modnes over tid, forudsat at du fortsat er ansat i Selskabet eller i en af Selskabets tilknyttede virksomheder. Modningstidsplanen fremgår af din Tildelingsmeddelelse.

4.    Udnyttelseskurs

    Der skal ikke betales nogen Udnyttelseskurs i forbindelse med konverteringen af dine betingede aktier til aktier i Selskabet i overensstemmelse med den ovenfor beskrevne modningstidsplan.

5.    Din retsstilling i forbindelse med fratræden

Såfremt din tildeling af betingede aktier er omfattet af Aktieoptionsloven, vil dine betingede aktier i tilfælde af din fratræden blive behandlet i overensstemmelse med Ordningen, Tildelingsmeddelelsen og Tildelingsaftalen, dvs. som opsummeret nedenfor:

Ved ophør af dit ansættelsesforhold, uanset årsagen hertil, ophører al modning. Såfremt dit ansættelsesforhold ophører som følge af død eller invaliditet, vil du dog blive krediteret yderligere tolv måneders anciennitet, idet den pågældende modning dog ikke kan overstige 100% af de betingede aktier omfattet af din tildeling.

6.    Økonomiske aspekter ved at deltage i Ordningen

    Tildelingen af betingede aktier har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af de betingede aktier indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige lovpligtige vederlagsafhængige ydelser.

    Aktier er finansielle instrumenter. Den fremtidige værdi af Selskabets aktier er ukendt og kan ikke forudsiges med sikkerhed.

Exhibit B
Country-Specific Terms and Conditions for
Consultants Outside the United States
***
Unless otherwise noted, there are no country-specific provisions for consultants receiving Awards outside the United States.
***
Australia

Securities Law Information

There are legal consequences associated with participating in the Plan. You should ensure that you understand these consequences before participating in the Plan. Any information given by or on behalf of the Company is general information only.  You should obtain your own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission (“ASIC”) to give advice about participating in the Plan.

The grant of Awards under the terms of the Plan and the Award Agreement does not require disclosure under the Corporations Act 2001 (Cth) (the “Corporations Act”). No document provided to you in connection with your participation in the Plan (including the Award Agreement and this Exhibit B):
•is a prospectus for purposes of the Corporations Act; or
•has been filed or reviewed by a regulator in Australia (including ASIC).

You should not rely on any oral statements made in connection with your participation in the Plan. You should rely only upon the statements contained in the Award Agreement, including this Exhibit B, when considering whether to participate in the Plan.

In the event that shares of Stock are issued to you under the Plan, the value of any shares of Stock will be affected by the Australian / U.S. dollar exchange rate, in addition to fluctuations in value caused by the fortunes of the Company.

If you offer any shares of Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law.  You should consult with your personal legal advisor prior to making any such offer to ensure compliance with the applicable requirements.

Tax Information
The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to conditions in that Act).
Exchange Control Information
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf.

France
Tax Considerations

The Awards granted under this Award Agreement are not intended to be French tax-qualified Restricted Stock Units.

Consent to Receive Information in English

By accepting the Restricted Stock Units, you confirm having read and understood the documents related to the Restricted Stock Units (the Plan and the Award Agreement) which were provided in the English language. You accept the terms of these documents accordingly.

Consentement Relatif à l’Utilisation de l’Anglais
En acceptant l’attribution («Restricted Stock Units»), vouz confirmez avoir lu et compris les documents relatifs à les Restricted Stock Units (le Plan et le Contrat d’Attribution) qui ont été remis en anglais. Vous acceptez les termes de ces documents en connaissance de cause.
Foreign Asset/Account Reporting Information

French residents holding cash or securities (including shares of Stock) outside of France or maintaining a foreign bank or brokerage account (including accounts opened or closed during the tax year) must declare such assets and accounts to the French tax authorities when filing an annual tax return.

Germany

Exchange Control Information

Cross-border payments in excess of €12,500 in connection with the sale of securities (including shares of Stock acquired under the Plan) must be reported on a monthly basis to the German Federal Bank (Bundesbank). If you make or receive a payment in excess of this amount, you must report the payment to the Bundesbank electronically using the “General Statistics Reporting Portal” (Allgemeine Meldeportal Statistik) which can be accessed via the Bundesbank’s website (www.bundesbank.de).

India

Exchange Control Information

You must repatriate all proceeds received from the sale of shares of Stock to India within 90 days of receipt and any cash dividends paid on shares of Stock acquired under the Plan within 180 days of receipt, or as prescribed under applicable Indian exchange control laws as may be amended from time to time. You must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or any Participating Company requests proof of repatriation. It is your responsibility to comply will applicable exchange control laws in India.

Foreign Asset/Account Reporting Information

You are required to declare any foreign bank accounts and any foreign financial assets (including shares of Stock held outside India) in your annual tax return. You acknowledge that you are responsible for complying with this reporting obligation and you should confer with your personal tax advisor in this regard.

Japan
Foreign Asset/Account Reporting Information

You will be required to report details of any assets (including any shares of Stock acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th of the following year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to report details of any outstanding Awards or shares of Stock held by you in the report.

Exchange Control Information

If the value of shares of Stock that may be acquired in any one transaction exceeds ¥100,000,000, you must notify the Ministry of Finance (“MOF”) within 20 days of acquisition.

Switzerland

Securities Law Information

This Award Agreement is not intended to constitute an offer or solicitation to purchase or invest in shares of Stock. The shares of Stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares of Stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Award Agreement nor any other offering or marketing material relating to the shares of Stock constitutes a prospectus or a similar communication pursuant to the FinSA or the former articles 652a, 752 or 1156 of the Code of Obligations, and neither this Award Agreement nor any other offering or marketing material relating to the shares of Stock may be publicly distributed or otherwise made publicly available in Switzerland.